Exhibit 99.1

               Digital River Acquires Netgiro Systems AB

   Enhances global e-commerce platform with expanded global payments offering

    MINNEAPOLIS--(BUSINESS WIRE)--Sept. 5, 2007--Digital River, Inc. (NASDAQ:DRIV), a leading provider of global e-commerce solutions, today announced that it acquired Netgiro Systems AB. Sweden-based Netgiro is one of the leading payment service providers in Europe.

    "Netgiro is currently an important partner for Digital River's global payments capabilities. By formalizing this relationship and combining Netgiro's international payment platform with our existing world-class e-commerce infrastructure, we intend to accelerate our market-leading, global online transaction processing and payment capability," said Joel Ronning, Digital River's CEO. "Moving forward, we plan to take full advantage of the natural affinities between our product lines."

    Built to support the complex and real-time demands of online commerce, Netgiro's platform can support 20 online payment methods, ranging from credit and debit card processing, to direct debit, Internet bank payments, local bank transfers and checks. Netgiro's platform supports payment services in 40 countries and is used by an industry-leading client base.

    The Netgiro business will continue to operate out of its current location in Stockholm, Sweden. Netgiro will continue to deliver its technology as a stand-alone payment solution as well as an integrated part of Digital River's e-commerce offering.

    "By joining forces with Digital River, we intend to further strengthen and accelerate our multi-region payment offering," said Johan Hard, Netgiro's CEO. "We believe that Netgiro's and Digital River's combined payment platforms will create a formidable solution when it comes to managing payments for online businesses. We look forward to delivering our clients even more growth opportunities through extended geographic reach and choice."

    Under the terms of the agreement, Digital River acquired Netgiro and its operating subsidiaries as part of a cash transaction for approximately $27 million. In addition, the agreement also provides Netgiro shareholders with an earn-out opportunity based on Digital River and Netgiro achieving certain performance targets. Digital River expects the acquisition to be neutral to earnings in the near term. Other terms of the transaction were not disclosed.

    About Netgiro Systems

    Founded in 1997, Netgiro Systems is a leading payment service provider based in Europe. Today, e-merchants from around the world use Netgiro's services to offer their regional customers relevant local online payment methods and ultimately generate increased sales. Netgiro's payment solution, which is built on a high caliber platform and back-office services, can support 20 localized online payment methods, ranging from credit and debit cards, to direct debit, Internet bank payments, local bank transfers and checks. Headquartered in Stockholm, Sweden, Netgiro handles payment services in 40 countries.

    About Digital River, Inc.

    Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for more than 40,000 software publishers, consumer technology manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company's comprehensive platform offers site development and hosting, order management, fraud prevention, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

    Founded in 1994, Digital River is headquartered in Minneapolis with offices in major U.S. cities as well as Cologne, Germany; London, England; Shannon, Ireland; Luxembourg, Luxembourg; Taipei, Taiwan; Tokyo, Japan; and Shanghai, China. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.

    Forward-Looking Statements

    In addition to the historical information contained herein, this press release contains forward-looking statements, such as statements regarding the Company's, and the combined companies', anticipated future performance, including the ability of the combined companies to integrate e-commerce and payment offerings; as well as statements containing the words, "believes," "intends," "expects" and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: the Company's variability of operating results; competition in the electronic commerce and payment processing markets; the issues associated with integration of the two companies; the ability of the combined companies to successfully offer expanded capabilities and services in the global online and payment processing markets and the market's acceptance of such offerings, and other risk factors referenced in the Company's public filings with the Securities and Exchange Commission.

    Digital River is a registered trademark of Digital River, Inc. All other company and product names are trademarks, registrations or copyrights of their respective owners.


    CONTACT: Digital River, Inc.
             Media Contact:
             Gerri Dyrek, 952-253-8396
             Director, Public Relations
             publicrelations@digitalriver.com
             or
             Investor Relations Contact:
             Tom Donnelly, 952-540-3028
             CFO
             investorrelations@digitalriver.com